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                                                                  Exhibit 10.31

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.


                                    FORM OF
                                PROMISSORY NOTE
                                ---------------

                                                            Date:  June __, 1999


$5,000,000.00



     FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to Voyager Information Networks, Inc., a Michigan corporation ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $5,000,000.00 (the "Principal"), together with interest at the rate of 5.00% per annum, compounded annually, on the unpaid balance. Interest shall accrue commencing on the date hereof and shall be due and payable in full at the Repayment Date (as hereinafter defined). The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from any sale by the Debtor of any of the shares of Common Stock, par value $.0001 per share, of Voyager Holdings, Inc. ("Parent") held by Debtor, in reduction of the Principal and accrued interest thereon until such time as such Principal and interest have been repaid in full. For purposes hereof, net after-tax proceeds refers to the amount received by the Debtor upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes). In any event, any Principal then unpaid shall be due and payable, with accrued interest thereon, on the earlier of (i) the fourth (4th) anniversary of date hereof, (ii) the date Debtor voluntarily terminates his employment with Payee and (iii) when all Principal is otherwise paid in full upon the sale of the Shares (as defined below) (the "Repayment Date").

     This Note is subject to the terms of, and the payment hereof is secured by, a certain Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the "Pledge Agreement"), pursuant to which the Debtor is pledging to the Payee _______ of common stock, par value $0.0001 per share, of Parent (the "Shares") owned by Debtor.
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     In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest thereon may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The obligation of the undersigned Debtor to pay the Recourse Amount (as hereinafter defined) shall be absolute and unconditional, and the Payee shall have full recourse against the Debtor's assets (including, but not limited to, the collateral pledged pursuant to the Pledge Agreement) to recover the Recourse Amount. The Recourse Amount as of any date shall mean 25% of the Principal, plus accrued interest as of such date, reduced by any payment of Principal and/or accrued interest made by or on behalf of the Debtor from any source. With respect to amounts due and payable hereunder in excess of the Recourse Amount, the Payee shall have no recourse against the Debtor or any of his assets other than the collateral pledged pursuant to the Pledge Agreement, and Payee shall look only to its rights as provided in the Pledge Agreement for the repayment of amounts in excess of the Recourse Amount.

     Debtor may discharge the obligations undertaken hereby, at any time, by repaying the outstanding Principal and accrued interest thereon, without penalty. Debtor may, without penalty, make a partial prepayment of Principal and/or accrued interest thereon in any amount at any time and may thereby reduce any required future payment hereunder by the amount of such prepayment. In the event of any such prepayment, the number of Shares held by Payee under the Pledge Agreement may, at the discretion of Payee, be reduced by a proportionate amount.

     Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     This Note may be changed, modified or terminated only by an agreement in writing that is signed by the Debtor and Payee; provided, however, that the
                                                -----------------
consent of Fleet National Bank, as agent, shall be required for any modifications which affect the Lenders rights under Payee's Credit Agreement dated September 23, 1999, as the same may be amended and/or restated from time to time. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.



                                     DEBTOR:



                                     -------------------------------------
                                     Name:  Christopher P. Torto